Exhibit 99.1

Waters Completes Combination with BD’s Biosciences & Diagnostic Solutions Businesses

•	Announces appointment of Claire M. Fraser, Ph.D., to its Board of Directors

•	Forms a global life sciences and diagnostics leader focused on high-volume testing in regulated applications

•	Announces formation of four divisions: Waters Analytical Sciences, Waters Biosciences, Waters Advanced Diagnostics, and Waters Materials Sciences

MILFORD, Mass., February 9, 2026 – Waters Corporation (NYSE: WAT) (“Waters”) today announced it has completed the previously announced combination with the Biosciences & Diagnostic Solutions businesses of Becton, Dickinson and Company (NYSE: BDX) (“BD”). The transaction forms a global life sciences and diagnostics leader, equipped with best-in-class technologies, and an industry-leading financial outlook. The Company also announced the appointment of Claire M. Fraser, Ph.D., to its Board of Directors (the “Waters Board”), increasing the size of the Waters Board to a total of 11 members.

Dr. Fraser is a globally acclaimed genome scientist, with three decades of experience managing large research institutes. Most recently, she served as Director of The Institute for Genome Sciences, which she founded in 2007, at the University of Maryland School of Medicine, where she also served as a Professor of Medicine and Microbiology and Immunology. Dr. Fraser received a B.S. in Biology from Rensselaer Polytechnic Institute in Troy, NY, and a Ph.D. in Pharmacology from the State University of New York at Buffalo.

“As we reach this important milestone, I want to welcome our new colleagues to Waters and Dr. Claire Fraser to our Board,” said Flemming Ørnskov, M.D., M.P.H., Chairman, Waters. “Dr. Fraser is an internationally recognized scientist with an extensive background in genomics, infectious diseases, and molecular diagnostics. We will benefit from her expertise and deep knowledge of the business to help oversee our next era of growth and value creation.”

“Our combination with BD’s Biosciences & Diagnostic Solutions businesses marks a pivotal moment for Waters, bringing together world-class scientific expertise across chemistry, physics, and biology, with rich histories of innovation,” said Udit Batra, Ph.D., President and Chief Executive Officer, Waters. “As we enter this next chapter, our focus is clear: address our customers’ unmet needs, deliver long-term value for our shareholders, and provide solutions that advance global health. Through our category-defining products and shared culture of innovation, I am confident that together we will accelerate the benefits of pioneering science.”

With the transaction now closed, Waters has established four divisions that reflect the Company’s continued focus on high-volume testing in regulated applications and its decisive expansion into high-growth adjacent markets. The divisions bring together leading scientific teams to support the development and manufacturing of large and small molecule therapeutics and food and environmental testing, and to advance specialty diagnostics in attractive molecular, microbiology, and multiplex applications.

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Waters Analytical Sciences (formerly Waters Division, excluding Waters Clinical Business): comprised of products, service, and compliant informatics linked to separations science and physical molecular characterization, including liquid chromatography instruments, chemistry consumables, and mass spectrometry, UV, light scattering, and particle analysis detection technologies.

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Waters Biosciences (formerly BD Biosciences): comprised of products, service, and informatics linked to the field of biology, spanning cellular sorting and analysis, including flow cytometry instruments and reagents, and single-cell multiomics solutions.

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Waters Advanced Diagnostics (formerly BD Diagnostic Solutions and Waters Clinical Business): comprised of products and service for high-value diagnostic workflows in regulated clinical settings. This includes microbiology, molecular, LC-MS-based multiplex testing, automation solutions, and point-of-care testing.

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Waters Materials Sciences (formerly TA Division): comprised of products, service, and informatics spanning a diverse range of materials characterization techniques, including thermal analysis, rheology, and microcalorimetry, serving batteries, electronics, and pharmaceutical applications.

Transaction Information

The combination was effected through a Reverse Morris Trust transaction, where BD’s Biosciences & Diagnostic Solutions businesses (the “Business”) were spun off into a separate entity which merged with a wholly owned subsidiary of Waters, and thus became a wholly owned subsidiary of Waters. Upon consummation of the transaction, Waters shareholders prior to the closing of the transaction owned common stock representing 60.8% of the combined company on a fully diluted basis and BD shareholders owned 39.2% of the combined company on a fully diluted basis. In connection with the transaction, BD shareholders will receive approximately 0.135 shares of Waters common stock for each share of BD common stock that they held as of the close of business on February 5, 2026, the record date for the spin-off, with cash in lieu of any fractional shares of Waters common stock.

Barclays served as financial advisor to Waters, and Kirkland & Ellis LLP served as lead legal counsel.

About Waters Corporation

Waters Corporation (NYSE: WAT) is a global leader in life sciences and diagnostics, dedicated to accelerating the benefits of pioneering science through analytical technologies, informatics, and service. With a focus on regulated, high-volume testing environments, our innovative portfolio harnesses deep scientific expertise across chemistry, physics, and biology. We collaborate with customers around the world to advance the release of effective, high-quality medicines, ensure the safety of food and water, and drive better patient outcomes by detecting diseases earlier, managing routine infections, and combating antibiotic resistance. Through a shared culture of relentless innovation, our passionate team of ~16,000 colleagues turn scientific challenges into breakthroughs that improve lives worldwide. For more information, please visit www.waters.com/combination.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events, including statements regarding the expected benefits of the transaction. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “will,” “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects” and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. Our actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, risks or uncertainties related to, and expectations regarding our ability to realize commercial success subsequent to the completion of our acquisition of the Business and other risk factors detailed from time to time in Waters’ reports filed with the Securities and Exchange Commission (“SEC”). Such factors and others that are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of Waters’ annual report on Form 10-K for the year ended December 31, 2024 as filed with the SEC, which discussions are incorporated by reference in this release, as updated by Waters’ subsequent filings with the SEC. The forward-looking statements included in this release represent Waters’ estimates or views as of the date of this release and should not be relied upon as representing Waters’ estimates or views as of any date subsequent to the date of this release. Except as required by law, Waters does not assume any obligation to update any forward-looking statements.

Contacts

Molly Gluck

Head of External Communications

Waters Corporation

508.498.9732

PR@waters.com

Caspar Tudor

Head of Investor Relations

Waters Corporation

508.482.3448

investor_relations@waters.com